Exhibit 4.22

DATE 16 September 2003

VIRGIN SKY INVESTMENTS LIMITED

VIRGIN EXPRESS HOLDINGS PLC

FACILITY AGREEMENT

for a secured loan facility of up to EUR 27,500,000

Macfarlanes

10 Norwich Street

London EC4A 1BD

FACILITY AGREEMENT

DATE                     16 September 2003

PARTIES

1                              VIRGIN SKY INVESTMENTS LIMITED (company number 4415765) whose registered office is at 120 Campden Hill Road, London W8 7AR (the “Lender”)

2                              VIRGIN EXPRESS HOLDINGS PLC (company number 2743543) whose registered office is at 120 Campden Hill Road, London W8 7AR (the “Borrower”)

RECITAL

This Facility Agreement (“this Agreement”) sets out the terms and conditions of a secured uncommitted on-demand loan facility from the Lender to the Borrower of up to twenty-seven million five hundred thousand euro (EUR 27,500,000).

AGREEMENT

1                              Definitions

1.1                           In this Agreement and in the Recital and Schedule hereto, the following words and expressions shall (unless the context otherwise requires) have the following meanings:-

Base Rate: the euro base rate of Lloyds TSB Bank plc from time to time;

Borrowed Money:  amounts borrowed or raised under any transaction having the commercial effect of a borrowing or raising of finance;

Business Day:  a day (other than a Saturday or Sunday) on which banks are open for business in the City of London;

Debenture:  a debenture to be executed by the Borrower in favour of the Lender in such form as the Lender may approve;

Drawing:  a borrowing made or to be made under the Facility;

Drawdown Date:  in respect of any Drawing, the date for the making thereof requested in the relevant Drawdown Notice;

Drawdown Notice:  a notice of drawing substantially in the form set out in the Schedule hereto;

Encumbrance:  any mortgage, charge (whether fixed or floating), pledge, lien, encumbrance, security interest or other security arrangement of any kind;

euro, euros, € or EUR:  the single currency of the member states of the European Communities participating in European Monetary Union;

Facility:  the secured uncommitted on-demand loan facility granted by the Lender to the Borrower pursuant to Clause 2;

Margin:  three per cent. (3.0%) per annum;

Material Subsidiary:  any subsidiary of the Borrower which either (a) trades or (b) owns assets worth more than £10,000 (or equivalent) in aggregate;

Outstanding Drawings:  at any time, the aggregate principal amount of all Drawings to the extent not repaid prior to such time.

1.2                           Any reference in this Agreement to:-

1.2.1                        Any provision of any Act shall include any modification, re-enactment or extension thereof for the time being in force and also any corresponding provision in repeated enactments.

1.2.2                        The singular includes a reference to the plural and vice versa.

1.2.3                        Any gender includes a reference to all other genders.

2                              Facility

2.1                           The Lender hereby, subject to the terms and conditions of this Agreement, makes available to the Borrower a secured uncommitted on-demand loan facility whereby at the request of the Borrower the Lender may make advances in euro to the Borrower.

2.2                           The Outstanding Drawings shall not at any time exceed twenty-seven million five hundred thousand euro (EUR 27,500,000).

2.3                           It is acknowledged that sums are still outstanding from the Borrower to the Lender under the facility (the “Existing Facility”) which was made available under a facility agreement dated 27 September 2000 made between the Borrower and Barfair Limited as amended by agreement on 29 March 2001, 23 April 2002 and 5 November 2002 and which was assigned by Barfair Limited to the Lender on 17 March 2003.  As at 16 September 2003 such sums are EUR 1,135,093.45 of principal (including capitalised interest) and EUR 8,891.57 of accrued interest.  The aggregate of such sums (both principal and interest) shall be treated for all purposes as if it had been drawn as the principal amount of a Drawing under this Agreement with effect from 16 September 2003;  and any terms relating to such sums which are contrary to the terms set out in this Agreement are hereby varied so that the terms of this Agreement shall govern such sums.  The Existing Facility is hereby replaced by the Facility.

2.4                           If the board of directors of the Borrower approves any expansion of the business of the Borrower and its Material Subsidiaries that requires additional funding greater than the then undrawn amount of the Facility, and if the Lender has received and is satisfied with the business plan, cost forecast and other material details of the proposed project, the Lender will give favourable consideration to increasing the maximum amount of the Facility as necessary, but not to a total amount greater than fifty million euro (EUR 50,000,000).

2.5                           Any sum which is repaid, prepaid or otherwise discharged shall not be available to be redrawn by the Borrower under any further Drawing.

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3                              Purpose

The Facility is intended to be used by the Borrower for the general corporate purposes of the Borrower and its Material Subsidiaries.

4                              Conditions Precedent

The Borrower shall not be entitled to request the making of a Drawing until the Lender shall have received the following in form and substance satisfactory to it:-

4.1                           a certified copy of a resolution of the board of directors of the Borrower approving the terms of this Agreement and the Debenture, authorising an officer or officers to sign this Agreement and the Debenture on behalf of the Borrower and authorising an officer or officers to make requests and give notices on behalf of the Borrower pursuant to this Agreement or the Debenture; and

4.2                           the Debenture duly and properly executed by the parties thereto.

5                              Drawdown

5.1                           Provided the Lender (in its absolute discretion) so agrees on each occasion, the Borrower may make Drawings on Business Days.  The Borrower shall deliver to the Lender, not less than two Business Days (or such shorter period as the Lender may agree) prior to the proposed Drawdown Date:

5.1.1                        a duly completed and signed Drawdown Notice; and

5.1.2                        full details of the purpose to which the proceeds of the Drawing will be applied.

5.2                           If the Lender decides on any occasion that it is not willing to make a requested Drawing it shall as far as practicable advise the Borrower of the reasons for that decision.

5.3                           Except at the discretion of the Lender or where the whole of the undrawn amount of the Facility is being borrowed, the amount of any Drawing shall not be less than EUR 150,000 and shall be an integral multiple of EUR 50,000.

5.4                           Each Drawdown Notice, once delivered, shall be irrevocable.

6                              Repayment on Demand

All the Outstanding Drawings, together with all accrued interest thereon and all other sums payable under this Agreement, shall be repayable within 30 days after the Lender’s demand.

7                              Interest

7.1                           Subject to the provisions of Clause 9, the rate of interest payable by the Borrower in respect of each Drawing shall be the rate determined by the Lender from time to time to be the aggregate of:-

7.1.1                        the Margin; and

7.1.2                        Base Rate.

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7.2                           The determination by the Lender of the interest rate shall, save for manifest error, be final, conclusive and binding upon the parties hereto.

7.3                           Interest shall accrue from day to day and shall be calculated for any period on the basis of actual days elapsed and a 360 day year.

7.4                           Interest shall be paid to the Lender in arrear on 31 January, 30 April, 31 July and 31 October in each year and also on the date of repayment of the Facility.

7.5                           Any amount of interest accrued in respect of any Drawing but not paid on the due date may, at the absolute discretion of the Lender, be capitalised and added to the amount of that Drawing.  Interest so capitalised shall itself accrue interest at the rate detailed in this Clause 7.

8                              Security

The Facility shall be secured by the Debenture.

9                              Payments

Appendix A

9.2                           All payments to be made by the Borrower hereunder shall be made to the Lender at such account as the Lender may from time to time notify the Borrower of, in cleared funds not later than 10.00 a.m. for value on the day in question.

9.3                           All amounts to be paid by the Lender to the Borrower under this Agreement in respect of the making of Drawings shall be remitted to such account of the Borrower as the Borrower may specify to the Lender for value on the date in question by 10.00 a.m.

9.4                           If the Borrower fails to pay any amount on the due date for payment in accordance with this Agreement the Borrower shall pay interest on that amount from and including the time of default up to the time of actual payment (as well after as before judgment) at the rate per annum which is determined by the Lender to be the aggregate of:-

9.4.1                        two per cent. (2%) per annum;

9.4.2                        the Margin; and

9.4.3                        Base Rate.

9.5                           Interest referred to in Clause 9.3 shall accrue on the basis of actual days elapsed and a 360 day year.

9.6                           In the event of the failure by the Borrower to pay any sum on the due date on which such sum is expressed to be due and payable pursuant to this Agreement the Borrower shall indemnify the Lender against any losses or expenses (including loss of profit) which the Lender may sustain or incur as a consequence of such failure by the Borrower.

9.7                           Any sum which, but for this clause, would fall due for payment hereunder on a day which is not a Business Day shall be payable on the next succeeding Business Day.

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9.8                           All amounts payable by the Borrower hereunder (whether of principal, interest or otherwise) shall be paid in full without any set-off, counterclaim, deduction or withholding (whether on account of any taxes, duties, levies or charges or otherwise), unless the Borrower shall be required by law to make a deduction or withholding, in which case the Borrower shall:

9.8.1                        ensure or procure that the deduction or withholding is made and that it does not exceed the minimum legal requirement therefor;

9.8.2                        pay, or procure the payment of, the full amount deducted or withheld to the relevant taxation or other authority in accordance with the applicable law; and

9.8.3                        promptly deliver or procure the delivery to the Lender a receipt evidencing the deduction or withholding that has been made, to the extent that such a receipt is made available to the Borrower.

10                            Undertakings

So long as any amount (including, but not limited to, principal and interest) is owing to the Lender by the Borrower under the terms of this Agreement, the Borrower undertakes that (except to the extent the Lender agrees otherwise in writing):-

10.1                         it shall furnish to the Lender a copy of the consolidated audited accounts and annual report of the Borrower and each of its subsidiaries for each financial year as soon as practicable (and in any event within 180 days after the end of the relevant year);

10.2                         it shall furnish to the Lender promptly upon request such further information regarding the business, assets and financial condition of the Borrower;

10.3                         it shall obtain and promptly renew from time to time and comply with all the terms and conditions of all such authorisations, approvals, consents, licences and exemptions, and shall promptly effect all filings, registrations and notarisations and promptly comply with all other requirements, in any such case as may at any time or from time to time be required under any applicable law or regulation to enable it to exercise its rights or perform its obligations under this Agreement and the Debenture or required for the validity or enforceability of this Agreement and the Debenture;

10.4                         forthwith upon becoming aware that the same may be threatened or pending and in any case immediately after the commencement thereof, it shall give to the Lender notice in writing of any litigation or administrative or arbitration proceedings before or of any court, tribunal, arbitrator or other relevant authority or any dispute with any governmental or other authority or any other dispute of any kind, in each case which might materially and adversely affect the business assets or financial condition of the Borrower;

10.5                         it shall not, directly or indirectly (whether by way of personal obligation or otherwise), give or permit to subsist any guarantee, indemnity or other assurance against loss or become or remain liable contingently or otherwise in respect of any present or future indebtedness or liability of any other person, except where

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such guarantee, indemnity or assurance is necessary in the ordinary course of business of an operational Material Subsidiary;

10.6                         it shall not change or threaten to change its business as presently conducted;

10.7                         it shall not sell, transfer, lend, lease or otherwise dispose of (otherwise than in the normal course of business) the whole or any substantial part of its properties, assets or revenues, whether by one transaction or a series of transactions (related or not); and

10.8                         it shall not create or permit to subsist any Encumbrance on all or any part of its properties, assets or revenues (present or future), except if necessary in the ordinary course of business of an operational Material Subsidiary.

11                            Set-off

The Borrower authorises the Lender to apply any credit balance on any account of the Borrower with the Lender in satisfaction of any sum immediately due and payable by the Borrower hereunder but unpaid.  For this purpose the Lender is authorised to purchase with the monies standing to the credit of any such account such other currencies as may be necessary to effect such application.  The Lender shall not be obliged to exercise any right given to it by this Clause but shall if practicable give prior notice to the Borrower of any such application by it.

12                            Assignment

12.1                         This Agreement shall be binding upon and inure to the benefit of the Lender the Borrower and their respective successors and assigns.

12.2                         The Borrower may not assign or transfer all or any of its rights and/or obligations under this Agreement.

12.3                         The Lender may assign or transfer all or any part of its rights and benefits hereunder and under the Debenture and may disclose to an actual or potential assignee such information about the Borrower as the Lender shall consider appropriate.

13                            Severability and Partial Invalidity

Each of the provisions of this Agreement is severable and distinct from the others and if at any time one or more of such provisions is or becomes invalid, illegal or unenforceable the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

14                            No Waivers;  Remedies Cumulative

14.1                         No failure or delay by the Lender in exercising any right or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise or waiver of any right or remedy preclude its further exercise or the exercise of any other right or remedy.

14.2                         The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

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15                            Costs

15.1                         The Borrower shall on demand reimburse the Lender for all reasonable costs and expenses (including reasonable legal fees) incurred by the Lender in the negotiation, preparation and execution of this Agreement and the Debenture.

15.2                         The Borrower shall indemnify the Lender on demand in respect of all proper costs and expenses (including legal fees) incurred by it in connection with the enforcement of this Agreement or the Debenture or the preservation of its rights under this Agreement or the Debenture as a result of any breach by the Borrower of its obligations hereunder or thereunder.

16                            Clause Headings

16.1                         Clause headings contained herein are for convenience only and have no legal effect.

16.2                         References to Clauses, Sub-Clauses, Schedules or Recitals (save where the context otherwise requires) are to Clauses, Sub-Clauses, Schedules or Recitals (as the case may be) of or to this Agreement.

17                            No Third Party Rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

18                            Notices

18.1                         Any notice, statement, claim or demand for payment by one party hereunder shall (without prejudice to any other effective mode of making the same) be deemed to have been properly served on the other party if served on any one of its directors or on its Secretary or delivered or sent by first class letter post fax to it at its registered office or at any of its principal places of business.

18.2                         Any such notice, statement, claim or demand sent by first class letter post shall if posted before the last scheduled collection of letters from the place of posting on any day be deemed to have been served on the addressee at 10 a.m. on the next succeeding Business Day following the day of posting unless it is returned undelivered.  In proving such service it shall be sufficient to prove that the notice, statement, claim or demand was properly addressed and posted.

18.3                         Any notice, statement, claim or demand sent by fax on a Business Day shall be deemed to have been served at the time of despatch and if sent on a day other than a Business Day shall be deemed to have been served at 9.00 a.m. (local time) on the immediately following Business Day

18.4                         Any such notice, statement, claim or demand or any certificate as to the amount at any time due and owing hereunder shall be conclusive and binding upon the Borrower if signed by an officer of the Lender.

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19                            Counterparts

This Agreement may be executed in counterparts, each of which shall be an original, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

20                            Law

This Agreement shall be governed by and construed in accordance with English law.

21                            Jurisdiction

21.1                         The parties hereto irrevocably agree for the benefit of the Lender that the courts of England shall have jurisdiction to hear and determine any suit, action or proceedings and to settle any disputes which may arise out of or in connection with this Agreement or the Debenture and for such purpose irrevocably submit to the jurisdiction of such courts.

21.2                         The submission to the jurisdiction of the courts of England shall not (and shall not be construed so as to) limit the right of the Lender to take proceedings against the Borrower in any other court of competent jurisdiction;  nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

AS WITNESS the hands of the duly authorised representatives of the parties the day and year first above written.

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SCHEDULE

Drawdown Notice

[Date]

To:          Virgin Sky Investments Limited

Attention:

Facility Agreement dated [                ] 2003 (“the Facility Agreement”)

This Drawdown Notice is issued pursuant to Clause 5 of the Facility Agreement.

We hereby:-

1                              give you notice that we wish to make a Drawing under the Facility Agreement as follows:

(a)           Requested Amount:            EUR [            ]

(b)           Drawdown Date:                  [                     ]

2                              request you to remit the Drawing to Account No [          ] at [     bank details     ].

for and on behalf of

Virgin Express Holdings plc

By:

Title:

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SIGNED by	)
for and on behalf of VIRGIN SKY	)
INVESTMENTS LIMITED by	)

Director

SIGNED by	)
for and on behalf of	)
VIRGIN EXPRESS HOLDINGS PLC	)
by	)

Director

10

DATE 16 September 2003

VIRGIN EXPRESS HOLDINGS PLC

VIRGIN SKY INVESTMENTS LIMITED

DEBENTURE

Macfarlanes

10 Norwich Street

London EC4A 1BD

DEBENTURE

DATE                     16 September 2003

PARTIES

1                              VIRGIN EXPRESS HOLDINGS PLC (company number 2743543) whose registered office is at 120 Campden Hill Road, London W8 7AR (“the Company”)

2                              VIRGIN SKY INVESTMENTS LIMITED (company number 4415765) whose registered office is at 120 Campden Hill Road, London W8 7AR (“the Lender”)

1                              Definitions and interpretation

1.1                           In this Debenture the following words and expressions shall have the meanings respectively set out against them below:-

Business Day: a day (other than a Saturday or Sunday) on which banks are generally open for business in the City of London;

Charged Property: all the property, assets, undertaking and rights for the time being subject to the security interests created by this Debenture (and references to the Charged Property include references to any part of it);

Debts: all book debts, other debts, receivables and liabilities of any kind whatsoever now or at any time hereafter (and from time to time) due, owing or payable to the Company, including the benefit of any judgement or order to pay a sum of money, and the benefit of all rights, securities and guarantees of any nature enjoyed or held by it in relation to any of the same and all cash deposits in any account of the Company with any person and all bills of exchange, promissory notes and other negotiable instruments for the time being owned or held by the Company, but excluding the Proceeds of Debts;

Encumbrance: any mortgage, charge, pledge, lien, assignment by way of security, hypothecation or any other type of security interest or encumbrance or agreement or arrangement having the effect of conferring security;

Environmental Law: any law, bye-law, regulation, order or code of practice concerning the protection of the environment or human health, the condition of any Property or of any place of work or the production, storage treatment, transport or disposal of any substance capable of causing harm to any living organism or the environment;

Equipment: all equipment, plant, machinery, tools, vehicles, furniture and other tangible moveable property now or at any time hereafter (and from time to time) owned by the Company, and any part thereof, together with all spare parts, replacements, modifications and additions thereto;

Facility Agreement: the facility agreement dated on or around the date of this Debenture and made between the Company and the Lender, as from time to time amended, extended, varied or supplemented;

Intellectual Property: any present or future rights or interests of the Company in respect of any patent, trademark, service mark, trade name, registered design,

design rights, copyrights, know-how and any other rights in intellectual property whether registered or unregistered and any registration or application for registration including all present and future fees, royalties and other income or rights derived therefrom or incidental thereto and including the benefit of all present and future agreements relating to the use of a licensing or exploitation of any such rights;

Issuer:  the issuer of any Securities which are charged to the Lender pursuant to this Debenture;

Proceeds of Debts: any cash and any amounts from time to time standing to the credit of any bank (or other) account of the Company, in each case deriving from the payment or collection of any Debts;

Properties: all freehold and leasehold properties now or at any time hereafter (and from time to time) owned by the Company;

Secured Liabilities: all present and future moneys, obligations and liabilities owed by the Company to the Lender, whether actual or contingent and whether owed jointly or severally, as principal or surety and/or in any other capacity whatsoever, under or in connection with the Facility Agreement (and references to the Secured Liabilities include references to any of them);

Securities: all stocks, shares, loan capital, securities, bonds and investments of any kind whatsoever (whether or not marketable) now or at any time hereafter (and from time to time) owned (at law or in equity) by the Company (including, but not limited to, the shares and other securities owned by the Company in its current direct subsidiaries listed in Schedule 2), together with all allotments offered or arising in respect thereof or incidental thereto and all stocks, shares, loan capital, securities, bonds, investments, rights, money or property accruing, deriving, offered or paid from time to time by way of dividend, distribution, interest, exchange, capital reorganisation, conversion, redemption, bonus, rights, preference, option or otherwise in respect thereof;

Security Period: the period beginning on the date of this Debenture and ending on the date on which all the Secured Liabilities have been unconditionally and irrevocably paid and discharged in full.

1.2                           In this Debenture, unless the context requires otherwise:-

1.2.1                        references to the Company and to the Lender include references to their respective successors, assigns and persons deriving title through them;

1.2.2                        references to any agreement, deed or document include references to such agreement, deed or document as amended, supplemented or novated from time to time;

1.2.3                        any reference to any statute or statutory provision shall be construed as including a reference to any modification, re-enactment or extension of such statute or statutory provision for the time being in force, to any subordinate legislation made under it and to any former statute or statutory provision which it consolidated or re-enacted;

1.2.4                        any reference to any gender includes a reference to all other genders;

1.2.5                        any reference to the singular includes the plural and vice versa;

1.2.6                        any reference to a Clause or Schedule is to a Clause or Schedule (as the case may be) of or to this Debenture.

1.3                           The headings contained in this Debenture are for the purposes of convenience only and do not form part of it and shall not affect the construction of this Debenture or any part of it.

1.4                           The Schedules hereto form part of this Debenture.

1.5                           If the Lender considers that an amount paid by the Company in respect of the Secured Liabilities is capable of being avoided or otherwise set aside on the liquidation or administration of the Company or otherwise, then that amount shall not be considered to have been irrevocably paid for the purposes of this Debenture.

1.6                           Any covenant made by or obligation imposed on the Company in this Debenture shall remain in force throughout the Security Period.

1.7                           A reference in this Debenture to a charge or mortgage of any Property includes:-

1.7.1                        all buildings and fixtures (including trade and tenant’s fixtures) which are at any time situated on that Property;

1.7.2                        the proceeds of sale of any part of that Property; and

1.7.3                        the benefit of any covenants for title given or entered into by any predecessor in title of the Company in respect of that Property or any monies paid or payable in respect of those covenants.

1.8                           The terms of the Facility Agreement are incorporated in this Debenture to the extent required to ensure that any purported disposition of the Charged Property contained in this Debenture is a valid disposition in accordance with Section 2(1) of the Law of Property (Miscellaneous Provisions) Act 1989.

1.9                           For the purposes only of Rule 139 of the Land Registration Rules 1925 (as amended) the Facility Agreement does not form part of the terms and conditions of this Debenture.

1.10                         No term of this Debenture shall be enforceable by a third party (being any person other than the Company and the Lender and their successors and permitted assigns) by virtue of the Contracts (Rights of Third Parties) Act 1999 alone.

1.11                         Paragraph 14 of Schedule 16 of the Enterprise Act 2002 applies to this Debenture.

2                              Covenant to Pay

2.1                           The Company hereby covenants with the Lender that it will pay and discharge the Secured Liabilities to the Lender when they become due (or, if they are payable on demand, upon first demand made by the Lender).

2.2                           This Debenture secures further advances.

3                              Grant of Security

3.1                           As a continuing security for the payment or discharge of the Secured Liabilities, the Company with full title guarantee hereby:-

3.1.1                        charges to the Lender, by way of first legal mortgage, all Properties now owned by the Company, including (but not limited to) the properties which are briefly described in Schedule 1;

3.1.2                        charges to the Lender, by way of first fixed charge, all Securities;

3.1.3                        charges to the Lender, by way of first fixed charge:-

3.2                           all Properties hereafter acquired by the Company;

3.3                           all present and future interests of the Company not effectively mortgaged or charged under the preceding provisions of this Clause 3 in or over freehold or leasehold property;

3.4                           all present and future rights, licences, guarantees, rents, deposits, contracts, covenants and warranties relating to the Properties;

3.5                           all present and future goodwill of the Company and all uncalled capital for the time being of the Company;

3.6                           the Equipment;

3.7                           all Intellectual Property;

3.8                           the Debts;

3.9                           any monies standing to the credit of any Designated Account; and

3.10                         (subject to Clause 3.5 and following the making of any directions pursuant to Clause 5.2.2) the Proceeds of Debts;

3.10.1                      assigns to the Lender all right, title and interest of the Company to and in and in claims under any present or future policies of insurances or assurance (including, without limitation, any insurances relating to the Properties or the Equipment) and charges to the Lender any proceeds thereof;

3.10.2                      assigns to the Lender to the extent the same are assignable:-

3.11                         the benefit of any agreements to which the Company is party and the benefit of any guarantee or security for the performance of such agreements;

3.12                         the benefit of all licences, consents and authorisations held by the Company and the right to recover or receive any sum of money pursuant to them; and

3.12.1                      charges to the Lender, by way of first floating charge, all the undertaking, property, assets and rights of the Company at any time not otherwise effectively mortgaged, charged or assigned pursuant to Clauses 3.1.1 to 3.1.5 inclusive.

3.13                         The Company shall on the execution of this Debenture (or, if later, the date of acquisition of the relevant Charged Property) deposit with the Lender and the Lender shall during the continuance of this security be entitled to hold:-

3.13.1                      all deeds and documents of title relating to the Properties which are in the possession or control of the Company (and, if not within the possession and/or control of the Company, the Company hereby undertakes to obtain possession of such deeds and documents of title);

3.13.2                      all insurance policies relating to any of the Charged Property to which policies the Company is entitled to possession;

3.13.3                      all certificates and documents of title relating to the Securities and such instruments of transfer in blank and other documents as the Lender may from time to time reasonably require for perfecting its title to the Securities or for vesting or enabling it to vest the Securities in itself or its nominee or in any purchaser; and

3.13.4                      declarations of trust in favour of the Company executed by all persons (other than the Company) in whose name any Securities are registered.

3.14                         In respect of any leasehold Property which is subject to a restriction on the creation of mortgages or charges without the landlord’s consent, the Company will use its best endeavours to obtain such consent as soon as possible after the execution of this Debenture (or, if later, the date of acquisition of that Property).

3.15                         The Lender may at any time and from time to time by written notice to the Company convert the floating charge created under Clause 3.1.6 into a fixed charge as regards any part of the Charged Property if the Lender considers (in its sole discretion) that such part of the Charged Property, or the Lender’s security interest in it, is or may be in danger of being seized or subjected to any distress or execution or otherwise in jeopardy.  In addition (and without prejudice to any other circumstances in which such floating charge may crystallise) such floating charge shall automatically and immediately be converted into a fixed charge as regards any part of the Charged Property if the Company creates or attempts to create an Encumbrance in favour of another person over such part of the Charged Property or disposes or attempts to dispose of such part of the Charged Property otherwise than by way of sale in the ordinary course of the Company’s business.

3.16                         In the absence of any directions from the Lender pursuant to Clause 5.2.2, the Proceeds of Debts shall stand released from the fixed charge created by Clause 3.1.3.9 and shall stand subject to the floating charge created by Clause 3.1.6 (but subject always to Clause 3.4).  Any such release shall in no respects derogate from the subsistence and continuance of the fixed charge created hereby on all the other assets charged pursuant to Clause 3.1 (including the Debts).

4                              No other security interests or disposals

4.1                           The Company hereby covenants with the Lender that the Company will not, except with the prior written consent of the Lender:-

4.1.1                        create or purport to create or permit to subsist any Encumbrance on or in relation to the Charged Property other than this Debenture; or

4.1.2                        sell, assign, transfer, lease, share occupation of or otherwise dispose of any or all of the Charged Property or of the equity of redemption of any such Charged Property or any interest in any such Charged Property, except (in the case of Charged Property charged by way of floating charge only) in the ordinary course of the Company’s business and for the purpose of carrying on that business.

4.2                           In respect of any part of or interest in any Property title to which is registered at H.M. Land Registry, the Company hereby applies to H.M. Chief Registrar to enter the following restriction on the Proprietorship Register of the title to such Property:

“Except under an order of the Registrar no disposition or dealing is to be registered without the consent of the proprietor for the time being of the Debenture dated                     2003 in favour of Virgin Sky Investments Limited”.

5                              Covenants relating to Debts

5.1                           The Company shall not except with the prior written consent of the Lender release, exchange, compound, set-off, grant time or indulgence in respect of, or in any other manner deal with, all or any of the Debts save as hereinafter expressly provided.

5.2                           The Company shall:-

5.2.1                        get in and realise the Debts in the ordinary course of its business (which shall not extend to selling or assigning or in any other way factoring or discounting them);

5.2.2                        pay into such account as the Lender may from time to time specify all the Proceeds of Debts forthwith upon receipt and thereafter pay or otherwise deal with (or refrain from paying or dealing with) such Proceeds of Debts in accordance with any directions given by the Lender from time to time in writing; and

5.2.3                        if called upon so to do by the Lender, execute a legal assignment of the Debts to the Lender in such terms as the Lender may require and give such notice thereof to the debtors from whom the Debts are due, owing or incurred.

6                              Covenants relating to the Properties

The Company hereby covenants with the Lender that the Company will:-

6.1                           keep all buildings on each Property and all fixtures belonging to the Company thereon and therein in good and substantial repair and condition and insure and keep insured all such buildings and fixtures with such insurer and against such risks and in such amounts and otherwise upon such terms as the Lender may require (and failing such requirement in accordance with the practice in respect of items of the same type from time to time current amongst prudent men of business) and will procure that the interest of the Lender is noted upon all policies of such insurance or at the option of the Lender that such policies are issued in the joint names of the Lender and the Company and (if the Lender so requires) will produce to or deposit with the Lender all such policies and the receipts for all premiums and other payments necessary for effecting and keeping up such policies and it is hereby agreed that (whether or not the security constituted by this Debenture shall have become enforceable) all sums at any time payable under any of such policies of insurance shall be paid to the Lender (and if the same be not paid directly to the Lender by the insurers then the Company shall be trustee of the same for the benefit of the Lender and shall account to the Lender accordingly) and shall at the option of the Lender be applied in making good or recouping expenditure in respect of the loss or damage for which such monies are received or (but subject to Clause 18.4) in or towards discharge or reduction of any of the Secured Liabilities;

6.2                           not without the prior written consent of the Lender pull down or remove the whole or any part of any buildings forming part of any Property or sever or unfix or remove any of the fixtures thereto nor (except for the purpose of effecting necessary repairs thereto or of replacing the same with new or improved models or substitutes) remove any of the Equipment thereon or therein belonging to or in use by the Company and will whenever any of the said Equipment is destroyed or damaged or deteriorates forthwith repair, replace and make good the same;

6.3                           carry on the trade and business of the Company on such parts (if any) of the Properties as are now or may hereafter be used for the purposes of trade or business in accordance with the standards of good management from time to time current in such trade or business;

6.4                           within 7 days after becoming aware thereof give full particulars to the Lender of any notice, order, direction, designation, resolution or proposal having specific application to any Property or to the locality in which it is situated given or made by any planning authority or other public body or authority whatsoever and (if the Lender so requires) forthwith and at the cost of the Company take all reasonable and necessary steps to comply with any such notice, order, direction, designation or resolution and make or join with the Lender in making such objections or representations in respect of any such proposal as the Lender may desire;

6.5                           observe and perform all covenants, stipulations and conditions to which each Property or the user thereof is now or may hereafter be subjected and (if the Lender so requires) produce to the Lender evidence sufficient to satisfy the Lender that such covenants, stipulations and conditions have been observed and performed and (without prejudice to the generality of the foregoing) as regards any lease under which any Property or part of a Property is held duly and punctually pay all rents due or to become due thereunder and perform and observe all the covenants and conditions on the part of the tenant which are therein contained;

6.6                           not without the prior written consent of the Lender grant or agree to grant any licence or tenancy affecting any Property or part of a Property nor exercise the powers of leasing or agreeing to lease or of accepting or agreeing to accept surrenders conferred by Sections 99 or 100 of the Law of Property Act 1925 nor in any other way dispose or agree to dispose of or surrender or create any legal or equitable estate or interest in any Property or any part thereof;

6.7                           procure that no person shall be registered under the Land Registration Acts 1925 to 1988 as proprietor of any Property or any part thereof without the prior written consent of the Lender and the Company shall be liable for the costs incurred by the Lender in lodging from time to time cautions against the registration of the title to any Property or any part thereof;

6.8                           not without the prior written consent of the Lender carry out or permit or suffer to be carried out on any Property any development as defined in the Town and

Country Planning Act 1990 or change or permit or suffer to be changed the user of any Property;

6.9                           properly discharge all duties of care and responsibility placed upon it by Environmental Law and observe and perform all the requirements of Environmental Law both in the conduct of its general business and in the management possession or occupation of each Property and apply for and obtain all authorisations, licences and consents necessary to ensure that it does not breach Environmental Law;

6.10                         procure that no person shall become entitled to assert any proprietary or other like right or interest over any Property or any part thereof without the prior written consent of the Lender;

6.11                         promptly pay all taxes, fees, duties, rates, charges and other outgoings in respect of the Properties and if so requested by the Lender produce evidence of payment to the Lender;

6.12                         permit the Lender, any Receiver (as defined in Clause 14.1) and any person appointed by either of them to enter upon and inspect any Property upon reasonable prior notice; and

6.13                         inform the Lender promptly of any acquisition by the Company of, or contract made by the Company to acquire, any freehold or leasehold property or any interest therein.

7                              Covenants relating to the Equipment

7.1                           The Company hereby covenants with the Lender as follows:-

7.1.1                        to maintain the Equipment in good and serviceable condition (fair wear and tear excepted) and not to permit the same to be used or handled other than by persons properly qualified and trained or to be overloaded or to be used for any purpose for which the Equipment is not designed or reasonably suitable;

7.1.2                        promptly to pay all taxes, fees, licence duties, registration charges, insurance premiums and other outgoings in respect of the Equipment and on demand produce evidence thereof to the Lender; and

7.1.3                        to give the Lender such information concerning the location, condition, use and operation of the Equipment as the Lender may require and to permit any persons designated by the Lender at all reasonable times to inspect and examine the Equipment and the records maintained in connection therewith.

7.2                           The Company shall at its own expense procure that the Equipment shall be covered and kept covered by insurance of a kind satisfactory to the Lender with insurers approved by the Lender (such approval not to be unreasonably withheld) for full comprehensive insurance cover, which shall include but not be limited to fire, theft and accident, in an amount agreed with the Lender, and shall if the Lender so requires procure that the interest of the Lender is noted upon all policies of such insurance or at the option of the Lender that such policies are issued in the joint names of the Lender and the Company.  The Company shall with respect to third party liabilities maintain insurance in such amount and on such terms as is usual for users of the equipment of the same type as the Equipment.

7.3                           The Company shall if so requested by the Lender, place and maintain on each item of Equipment, in a conspicuous place, a clearly legible identification plate containing the following wording:

“NOTICE OF CHARGE

This [description of item] and ancillary equipment is subject to a fixed charge in favour of Virgin Sky Investments Limited.”

8                              Covenants relating to the Intellectual Property

The Company hereby covenants with the Lender:

8.1                           to take all necessary action to safeguard and maintain its rights present and future, in or relating to the Intellectual Property including, without limitation, observing all covenants and stipulations relating thereto and paying all applicable renewal fees, licence fees and other outgoings;

8.2                           to use all reasonable efforts to effect registration of applications for registration of any Intellectual Property and keep the Lender informed of all matters relating to such registration; and

8.3                           not to permit any Intellectual Property to be abandoned, cancelled or to lapse.

9                              Provisions relating to the Securities

9.1                           The Lender may at any time cause any or all of the Securities to be registered in the name of the Lender or its nominee.  The Company agrees to execute and deliver to the Lender all such transfers and other documents and do all such things as may be necessary or desirable to bring about any such registration.

9.2                           The Company hereby grants and agrees to procure as necessary, all consents, waivers, approvals and permissions which are necessary, under the articles of association of any Issuer or otherwise, for the transfer of the Securities to the Lender or its nominee or to a purchaser upon enforcement of this Debenture.  The Company further agrees to procure the amendment of the share transfer provisions of each Issuer’s articles of association in such manner as the Lender may require in order to permit such a transfer.

9.3                           Until the security constituted by this Debenture becomes enforceable:-

9.3.1                        any cash dividends paid in respect of any of the Securities and received by the Lender or its nominee shall, on request by the Company, be released and paid to the Company; and

9.3.2                        the Lender will exercise all voting and other rights and powers attaching to the Securities and exercisable by the Lender or its nominee as the Company may from time to time direct provided that acting in accordance with such directions would not in the Lender’s opinion prejudice the Lender’s security under this Debenture or the value of the Securities or contravene any agreement between the Lender and the Company.

9.4                           After the security constituted by this Debenture has become enforceable:-

9.4.1                        all dividends and other distributions paid in respect of the Securities and received by the Company shall be held on trust for the Lender and forthwith paid over to the Lender or, if received by the Lender, shall be retained by the Lender; and

9.4.2                        the Lender may exercise, or direct the exercise of, all voting and other rights and powers attaching to the Securities as the Lender may in its absolute discretion think fit and the Company shall, and shall procure that its nominees shall, comply with any directions from the Lender concerning the exercise of such rights and powers.

10                            Covenants relating to the Securities

The Company further covenants with the Lender that:-

10.1                         it shall duly and promptly pay all calls, instalments and other moneys which may be payable from time to time in respect of the Securities it being acknowledged by the Company that the Lender shall be under no liability whatsoever in respect of any such calls, instalments or other moneys;

10.2                         it shall not without the Lender’s prior written consent amend, or agree to the amendment of, the memorandum or articles of association of any Issuer or the rights or liabilities attaching to any of the Securities;

10.3                         it shall ensure (insofar as it is able by the exercise of all voting rights, powers of control and other means available to it to do so) that no Issuer will:-

10.3.1                      consolidate or sub-divide any of its Securities or reduce or re-organise its share capital in any way;

10.3.2                      issue any new shares or stock; or

10.3.3                      refuse to register any transfer of any of its Securities which may be lodged for registration by or on behalf of the Lender or the Company in accordance with this Debenture;

10.4                         it shall promptly send to the Lender copies of all notices, circulars, reports, accounts and other documents which are sent to holders of any Securities;

10.5                         it shall not do, or permit to be done, any act or thing which will or might materially diminish the value of any of the Charged Property or the effectiveness of the security created by this Debenture; and

10.6                         it shall pay to the Lender on demand the amount of all costs, expenses or liabilities which the Lender may incur in, or with a view to, perfecting or enforcing the security created by this Debenture, together with interest thereon at the rate applicable under Clause 9.3 of the Facility Agreement.

11                            Power to remedy

If the Company is at any time in breach of any of its obligations contained in this Debenture, the Lender shall be entitled (but shall not be bound) to remedy such breach and the Company hereby irrevocably authorises the Lender and its agents to do all such things necessary or desirable in connection therewith.  The Company shall be liable to the Lender for the expenses of the Lender in so doing together with interest at the rate applicable under Clause 9.3 of the Facility Agreement from the date of payment to the Lender until the date of repayment.  The rights of the Lender contained in this Clause 11 are without prejudice to any other rights of the Lender hereunder.  The exercise by the Lender of its rights under this Clause shall not make the Lender liable to account as a mortgagee in possession.

12                            Representations and Warranties

12.1                         The Company represents and warrants to the Lender as follows:

12.1.1                      it is the legal and beneficial owner of the Charged Property;

12.1.2                      the Charged Property is free from any Encumbrance other than the Encumbrances created by this Debenture;

12.1.3                      it has not received or acknowledged notice of any adverse claim by any person in respect of the Charged Property or any interest in it;

12.1.4                      there is no breach of any law or regulation which materially adversely affects the Charged Property;

12.1.5                      there are no covenants, agreements, reservations, conditions, interests, rights or other matters whatever which materially adversely affect the Charged Property;

12.1.6                      no facility necessary for the enjoyment and use of the Charged Property is subject to terms entitling any person to terminate or curtail its use;

12.1.7                      nothing has arisen or has been created or is subsisting which would be an overriding interest in any Property;

12.1.8                      no charge expressed to be created pursuant to this Debenture is liable to be avoided or otherwise set aside on the liquidation or administration of the Company or otherwise;

12.1.9                      there is no prohibition on assignment in any insurances, agreements, licences, consents or authorisations referred to in Clause 3.1.4 or 3.1.5, or the relevant clauses of them as the case may be, and the Company’s entering into this Debenture will not constitute a breach of any such insurances, agreements, licences, consents or authorisations; and

12.1.10                    the Company has at all times complied in all material respects with all applicable Environmental Law.

12.2                         The representations and warranties set out in Clause 12.1 will be deemed to be repeated by the Company on each day of the Security Period by reference to the facts and circumstances then existing.

12.3                         The Company will promptly upon becoming aware of all the same give the Lender notice in writing of any breach of any representation or warranty set out in Clause 12.1.

13                            Enforcement

13.1                         The security constituted by this Debenture shall become enforceable:-

13.1.1                      if any of the Secured Liabilities shall not be paid or discharged when the same ought to be paid or discharged by the Company (whether on demand or at scheduled maturity or by acceleration or otherwise as the case may be); or

13.1.2                      if the Company shall be in breach of any of the obligations binding on the Company under this Debenture or under any other agreement between the Company and the Lender and such breach (if capable of remedy) has not been remedied to the satisfaction of the Lender before the expiry of 14 days after notice calling upon the Company to do so has been given by the Lender; or

13.1.3                      if the Company becomes unable to pay its debts as they fall due, commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors; or

13.1.4                      if the Company passes any resolution or takes any corporate action or a petition is presented or proceedings are commenced by any person for its winding-up, dissolution, administration or re-organisation or for the appointment of a receiver, administrative receiver, administrator, trustee or similar officer of it or of any or all of its revenues and assets; or

13.1.5                      if a distress, execution, attachment or other legal process is levied or enforced upon or sued out against all or any part of the assets of the Company and remains undischarged for 7 days;

and thereupon and at any time thereafter (whether or not any of the above events is continuing), without prejudice to any other rights of the Lender, the powers of sale under the Law of Property Act 1925 shall immediately be exercisable and the Lender may in its absolute discretion enforce all or any part of the security created by this Debenture as it sees fit.

13.2                         The statutory power of sale shall, as between the Lender and a purchaser from the Lender, arise on and be exercisable at any time after the execution of this Debenture, provided that the Lender shall not exercise such power of sale unless and until one of the events referred to in Clause 13.1 shall have occurred.

13.3                         The statutory powers of sale, leasing and accepting surrenders exercisable by the Lender under this Debenture are extended so as to authorise the Lender whether in its own name or in that of the Company to grant a lease or leases of the whole or any part or parts of the freehold and leasehold property of the Company with whatever rights relating to other parts of it and containing whatever covenants on the part of the Company and generally on such terms and conditions (including the payment of money to a lessee or tenant on a surrender) and whether or not at a premium as the Lender thinks fit.

13.4                         No person dealing with the Lender or any Receiver appointed hereunder, or its agents or brokers, shall be concerned to enquire whether the security constituted by this Debenture has become enforceable, or whether any power exercised or purported to be exercised has become exercisable, or whether any money remains due upon this Debenture, or as to the necessity or expediency of the stipulations and conditions subject to which any sale of any Charged Property shall be made, or otherwise as to the propriety or regularity of any sale of any of the Charged Property, or to see to the application of any money paid to the Lender or such Receiver, or its agents or brokers, and such dealing shall be deemed to be within the powers hereby conferred and to be valid and effectual accordingly.

13.5                         The Lender shall not nor shall the Receiver be liable to account as mortgagee in possession in respect of all or any of the Charged Property nor be liable for any loss upon realisation or for any neglect or default of any nature whatsoever in connection with all or any of the Charged Property for which a mortgagee in possession might as such be liable and all costs, charges and expenses incurred by the Lender or the Receiver (including the costs of any proceedings in relation to this Debenture or to the Secured Liabilities) shall be paid by the Company on a full indemnity basis.

14                            Receiver

14.1                         At any time after the security constituted by this Debenture becomes enforceable, or at the request of the Company, the Lender may without further notice appoint under seal or by writing under hand of a duly authorised officer of the Lender any one or more person or persons to be a receiver or a receiver and manager or (if permitted by law) an administrative receiver (each the “Receiver”, which expression shall where the context so admits include any person substituted as receiver, receiver and manager or administrative receiver under the power hereinafter contained) of all or any of the Charged Property and may from time to time under seal or by writing under hand of a duly authorised officer of the Lender remove any person appointed to be the Receiver and may in like manner appoint another in his place.

14.2                         Where more than one person is appointed Receiver, they will have power to act separately (unless the appointment by the Lender specifies to the contrary).

14.3                         The power to appoint a Receiver conferred by this Debenture shall be in addition to all statutory and other powers of the Lender under the Law of Property Act 1925 or otherwise and the powers of sale and appointing a Receiver shall be exercisable without the restrictions contained in Sections 103 and 109 of that Act or otherwise and the power to appoint a Receiver (whether conferred by this Debenture or by statute) shall be and remain exercisable by the Lender notwithstanding any prior appointment in respect of all or any part of the Charged Property.

15                            Powers of Receiver

15.1                         A Receiver appointed by the Lender under this Debenture shall be the agent of the Company and the Company shall be solely responsible for his acts and remuneration as well as for any defaults committed by him and further the Receiver shall in addition to the powers conferred on him by the Law of Property Act 1925 have power:-

15.1.1                      to do all such acts and things as an absolute owner could do in the management of all or any of the Charged Property and in particular:-

15.1.2                      to undertake or complete any works of repair, building or development on the Properties;

15.1.3                      to grant or to accept surrenders of any leases or tenancies affecting the Properties upon such terms and subject to such conditions as he thinks fit;

15.1.4                      to provide services and employ or engage such managers contractors and other personnel and professional advisors on such terms as he deems expedient; and

15.1.5                      to make such elections for value added tax purposes as he thinks fit;

15.2                         to charge and receive such sum by way of remuneration (in addition to all costs, charges and expenses incurred by him) as the Lender may prescribe or agree with the Receiver;

15.3                         to collect and get in the Charged Property in respect of which he is appointed or any part thereof and for that purpose to make such demands and take any proceedings as may seem expedient and to take possession of the Charged Property with like rights;

15.4                         to carry on, manage, develop, reconstruct, amalgamate or diversify or concur in carrying on, managing, developing, reconstructing, amalgamating or diversifying the business of the Company;

15.5                         to grant options and licences over all or any part of the Charged Property, sell or concur in selling, assign or concur in assigning, lease or concur in leasing and accept or concur in accepting surrenders of leases of, all or any of the property of the Company in respect of which the Receiver is appointed in such manner and generally on such terms and conditions as he thinks fit (fixtures and plant and machinery may be severed and sold separately from the premises in which they are contained without the consent of the Company) and to carry any such sale, assignment, leasing or surrender into effect.  Any such sale may be for such consideration as the Receiver shall think fit and the Receiver may promote or concur in promoting a company to purchase the property to be sold;

15.6                         to sell and assign all or any of the Debts in respect of which the Receiver is appointed in such manner and generally on such terms and conditions as he thinks fit;

15.7                         to make any arrangement, settlement or compromise between the Company and any other person which he may think expedient;

15.8                         to make and effect such improvements to the Equipment as he may think expedient;

15.9                         to make calls conditionally or unconditionally on the members of the Company in respect of the uncalled capital with such and the same powers for that purpose and for the purpose of enforcing payments of any calls so made as are conferred by the Articles of Association of the Company on its Directors in respect of calls authorised to be made by them;

15.10                       to appoint managers, officers, servants, workmen and agents for the aforesaid purposes at such salaries and for such periods and on such terms as he may determine;

15.11                       if he thinks fit, but without prejudice to the indemnity contained in Clause 17, to effect with any insurer any policy or policies of insurance either in lieu or satisfaction of or in addition to such indemnity;

15.12                       to exercise all powers provided for in the Law of Property Act 1925 in the same way as if the Receiver had been duly appointed thereunder;

15.13                       for any of the purposes authorised by this Clause to raise money by borrowing from the Lender or from any other person on the security of all or any of the Charged Property in respect of which the Receiver is appointed upon such terms (including if the Lender shall consent terms under which such security ranks in priority to this Debenture) as the Receiver shall think fit;

15.14                       to redeem any prior Encumbrance and to settle and pass the accounts to which the Encumbrance relates and any accounts so settled and passed will be conclusive and binding on the Company and the moneys so paid will be deemed to be an expense properly incurred by the Receiver;

15.15                       to do all such other acts and things as he may consider to be incidental or conducive to any of the matters or powers aforesaid or which the Receiver lawfully may or can do as agent for the Company; and

15.16                       to exercise any of the above powers on behalf of the Company or on his own behalf (or, in the case of the power contained in Clause 15.9, on behalf of the Directors of the Company).

16                            Application of Proceeds

16.1                         The Receiver shall apply all monies received by him (other than insurance monies):-

16.1.1                      first in paying all rents, taxes, rates and outgoings of any kind affecting any Charged Property;

16.1.2                      secondly in paying all costs, charges and expenses of and incidental to his appointment and the exercise of his powers and all outgoings paid by him;

16.1.3                      thirdly in paying his remuneration (as agreed between him and the Lender);

16.1.4                      fourthly in or towards discharge of the Secured Liabilities in such order and manner as the Lender shall determine; and

16.1.5                      finally in paying any surplus to the Company or any other person entitled to it.

16.2                         Neither the Lender nor any Receiver shall be bound (whether by virtue of Section 109(8) of the Law of Property Act 1925, which is hereby varied accordingly, or otherwise) to pay or appropriate any receipt or payment first towards interest rather than principal or otherwise in any particular order as between any of the Secured Liabilities.

17                            Indemnity

The Company hereby agrees to indemnify and hold harmless the Receiver from and against all actions, claims, expenses, demands and liabilities whether arising out of contract or in tort or in any other way incurred or which may at any time be incurred by him or by any manager, agent, officer, servant or workman for whose debt, default or miscarriage he may be answerable for anything done or omitted to be done in the exercise or purported exercise of his powers under the provisions of this Debenture or pursuant hereto.

18                            Powers of the Lender

18.1                         At any time after the security constituted by this Debenture shall have become enforceable, the Lender or any Receiver appointed by the Lender under this Debenture may dispose of any chattels found on any Property as agent for the Company and without prejudice to any obligation to account for the proceeds of any sale of such chattels the Lender or such Receiver shall be indemnified by the Company against any liability arising from such disposal.

18.2                         At any time after the security constituted by this Debenture shall have become enforceable or after any powers conferred by any encumbrance having priority to this Debenture shall have become exercisable, the Lender may redeem such or any other prior encumbrance or procure the transfer thereof to itself and may settle and pass the accounts of the encumbrancer and any account so settled and passed shall be conclusive and binding on the Company and all monies paid by the Lender to the encumbrancer in accordance with such accounts shall as from such payment be due from the Company to the Lender on current account and shall bear interest and be secured as part of the Secured Liabilities.

18.3                         For the purpose of or pending the discharge of any of the Secured Liabilities the Lender may convert any monies received, recovered or realised by the Lender under this Debenture (including the proceeds of any previous conversion under this Clause) from their existing currencies of denomination into such other currencies of denomination as the Lender may think fit and any such conversion shall be effected at the Lender’s then prevailing spot selling rate of exchange for such other currency against the existing currency.  Each previous reference in this Clause to a currency extends to funds of that currency and for the avoidance of doubt funds of one currency may be converted into different funds of the same currency.

18.4                         All monies received, recovered or realised by the Lender under this Debenture (including the proceeds of any conversion pursuant to Clause 18.3) may at the discretion of the Lender be credited to any suspense or impersonal account and shall bear interest at such rate, if any, as may be agreed in writing between the Lender and the Company and may be held in such account for so long as the Lender thinks fit pending the application from time to time (as the Lender shall be entitled to do as it may think fit) of such monies and accrued interest thereon (if any) in or towards the discharge of any of the Secured Liabilities.

19                            Power of attorney

The Company hereby irrevocably appoints the Lender and (jointly and severally) each and every Receiver appointed by the Lender under the provisions of this Debenture to be the attorney of the Company and in the name and on behalf of the Company and as the Company’s act and deed or otherwise to sign, execute, seal, deliver, complete any blanks in and otherwise perfect any deed, transfer, assurance, agreement, instrument or act which such Receiver or the Lender may consider expedient in the exercise of any of his or its powers or in respect of the

Company’s obligations under this Debenture.  The power of attorney hereby granted is to secure the performance of obligations owed to the donees within the meaning of the Powers of Attorney Act 1971.

20                            Independent and continuing security

20.1                         This Debenture shall be in addition to and independent of every other security or guarantee which the Lender may at any time hold for any of the Secured Liabilities and it is hereby declared that no prior security held by the Lender over the whole or any part of the Charged Property shall merge in the security created by this Debenture.

20.2                         This Debenture shall remain in full force and effect as a continuing security for the Secured Liabilities, notwithstanding any settlement of account or intermediate payment or other matter or thing whatsoever, unless and until the Lender discharges this Debenture in writing.

20.3                         Any release, discharge or settlement between the Company and the Lender shall be deemed conditional upon no payment or security received by the Lender in respect of the Secured Liabilities being avoided or reduced or ordered to be refunded pursuant to any provision of any enactment relating to insolvency, Lenderruptcy, winding-up or receivership and, notwithstanding any such release, discharge or settlement:-

20.3.1                      the Lender or its nominee shall be at liberty to retain this Debenture and the security created by or pursuant to this Debenture, including all certificates and documents relating to the Charged Property or any part thereof, for such period as the Lender shall deem necessary to provide the Lender with security against any such avoidance or reduction or order for refund; and

20.3.2                      the Lender shall be entitled to recover the value or amount of such security or payment from the Company subsequently as if such settlement, discharge or release had not occurred and the Company agrees with the Lender accordingly and charges the Charged Property and the proceeds of sale thereof with any liability under this Clause, whether actual or contingent.

21                            Further assurance

As and when required by the Lender the Company, at its own cost, shall execute such further legal or other mortgages, charges or transfers in favour of the Lender as the Lender shall from time to time require over all or any of the Charged Property, further to secure the payment of the Secured Liabilities, such further mortgages, charges or transfers to be prepared at the cost of the Company and to contain a power of sale and such other clauses for the benefit of the Lender as the Lender may reasonably require.

22                            Indulgence

The Lender may in its discretion grant time or other indulgence or make any other arrangement, variation or release with any person or persons not party hereto (whether or not such person or persons are jointly liable with the Company) in respect of any of the Secured Liabilities or of any other security therefor without prejudice either to this Debenture or to the liability of the Company for the Secured Liabilities.

23                            Costs

The Company shall pay or reimburse to the Lender on demand, on a full indemnity basis, all costs, charges and expenses (including legal fees) in any way incurred by the Lender in relation to this Debenture or the Charged Property or in protecting, perfecting, preserving or enforcing (or attempting to do so) any of its rights under this Debenture or in suing for or recovering any of the Secured Liabilities (including, without limitation, the costs of any proceedings in relation to this Debenture or the Secured Liabilities).

24                            New accounts; Set-off

24.1                         If the Lender receives notice of any subsequent charge or other interest affecting all or part of the Charged Property the Lender may open a new account or accounts for the Company in its books and (without prejudice to the Lender’s right to combine accounts) no money paid to the credit of the Company in any such new account will be appropriated towards or have the effect of discharging any part of the Secured Liabilities.  If the Lender does not open a new account or accounts immediately on receipt of such notice then unless the Lender gives express written notice to the contrary to the Company as from the time of receipt of such notice by the Lender all payments made by the Company to the Lender in the absence of any express appropriation by the Company to the contrary shall be treated as having been credited to a new account of the Company and not as having been applied in reduction of the Secured Liabilities.

24.2                         If the Lender shall have more than one account for the Company in its books the Lender may at any time after the security constituted by this Debenture has become enforceable or the Lender has received notice of any subsequent charge or other interest affecting all or any part of the Charged Property and without prior notice in that behalf forthwith transfer all or any part of the balance standing to the credit of any such account to any other such account which may be in debit but the Lender shall notify the Company of the transfer having been made.

25                            Certificates

A certificate by the Lender as to any amount for the time being due to it from the Company shall be conclusive evidence of the amount so due in the absence of any manifest error.

26                            Demands and notices

Clause 18 of the Facility Agreement shall apply as if set out herein and as if references therein to the Facility Agreement were references to this Debenture.

27                            Rights cumulative

The rights and powers which this Debenture confers on the Lender are cumulative, may be exercised as often as the Lender considers appropriate, and are in addition to its rights and powers under the general law.  The rights of the Lender (whether arising under this Debenture or under the general law) shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing; and, in particular, any failure to exercise or any delay in exercising any such right shall not operate as a variation or waiver of that or any other such right; any defective or partial exercise of any such right shall not preclude any other or further exercise of that or any other such right; and no act or course of conduct or negotiation on its part or on its behalf shall in any way preclude the Lender from exercising any such right or constitute a suspension or variation of any such right.

28                            Consolidation

The restriction on the right of consolidating mortgages contained in Section 93 of the Law of Property Act 1925 shall not apply to this Debenture.

29                            No set-off

The Company waives any right of set-off it may have now or at any time in the future in respect of the Secured Liabilities (including sums payable by the Company under this Debenture).

30                            Assignment and transfer

30.1                         The Lender may at any time, without the consent of the Company, assign or transfer the whole or any part of the Lender’s rights under this Debenture to any person.

30.2                         The Company may not assign any of its rights or transfer any of its obligations under this Debenture or enter into any transaction which would result in any of these rights or obligations passing to another person.

30.3                         The Lender may disclose to any person connected to or associated with it, and to any person to whom it is proposing to assign or transfer (or has assigned or transferred) any of its rights under this Debenture, any information about the Company.

31                            Disclosure

The Company hereby consents to the disclosure by the Lender of any information about the Company, this Debenture, the Charged Property and the Secured Liabilities:-

31.1                         to any person to whom the Lender has assigned or transferred or proposes or may propose to assign or transfer all or any of its rights and benefits under this Debenture or the Secured Liabilities; or

31.2                         to any person with whom the Lender has entered or proposes or may propose to enter into any contractual arrangements in connection with this Debenture or the Secured Liabilities; or

31.3                         to any subsidiary or holding company or agent of the Lender; or

31.4                         to any other person if required or permitted by law to do so.

32                            Severability

If any of the provisions of this Debenture is or becomes invalid or unenforceable, the validity and enforceability of the remaining provisions shall not be affected or impaired thereby.

33                            Release

Upon the expiry of the Security Period (but not otherwise) the Lender shall, at the request and cost of the Company, take whatever action is necessary to release the Charged Property from the security constituted by this Debenture.

34                            Law and jurisdiction

34.1                         This Debenture shall be governed by, and construed in accordance with, English law.

34.2                         The parties to this Debenture irrevocably submit to the exclusive jurisdiction of the English Courts as regards any proceeding, claim, dispute or matter arising out of or relating to this Debenture or any documents to be executed pursuant to this Debenture.

34.3                         The submission to the jurisdiction of the laws of England shall not (and shall not be construed so as to) limit the right of the Lender to take proceedings against the Company in any other court of competent jurisdiction;  nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdictions, whether concurrently or not.

35                            Counterparts

This Debenture may be executed in counterparts, all of which taken together shall be deemed to constitute one and the same instrument.

IN WITNESS whereof this Debenture has been executed by the Company and is intended to be and is hereby delivered as a deed the day and year first above written and has been signed on behalf of the Lender.

SCHEDULE 1

Properties currently owned

Part A: Registered Land

Part B: Unregistered Land

SCHEDULE 2

Current direct subsidiaries

Virgin Express S.A.

Virgin Express (Ireland) Limited

Virgin Express Investments Limited

VEX Airlines (UK) Limited

EXECUTED as a DEED	)
and DELIVERED by	)
VIRGIN EXPRESS HOLDINGS PLC	)

Director

Director/Secretary

EXECUTED by	)
VIRGIN SKY INVESTMENTS LIMITED	)

Director

DATED 29 January 2004

VIRGIN SKY INVESTMENTS LIMITED

VIRGIN EXPRESS HOLDINGS PLC

VARIATION AGREEMENT

RELATING TO A FACILITY AGREEMENT DATED 16 SEPTEMBER 2003

VARIATION AGREEMENT

DATE:                    29 January2004

PARTIES:

1                              VIRGIN SKY INVESTMENTS LIMITED (company number 4415765) whose registered office is at 120 Campden Hill Road, London W8 7AR (the “Lender”)

2                              VIRGIN EXPRESS HOLDINGS PLC (company number 2743543) whose registered office is at 120 Campden Hill Road, London W8 7AR (the “Borrower”)

BACKGROUND:

A.                            Pursuant to a facility agreement dated 16 September 2003 made between the Borrower and the Lender, the parties have agreed the terms of a secured uncommitted on demand loan facility of up to an aggregate principal amount of €27,500,000 (the “Facility Agreement”).

B.                            By this Variation Agreement the parties wish to amend the Facility Agreement.

AGREEMENT:

1                              Interpretation

1.1                           Unless the contrary intention appears, terms defined in the Facility Agreement shall have the same meanings when used in this Variation Agreement.

1.2                           The provisions of Clauses 1.2 and 19 of the Facility Agreement shall also apply to this Variation Agreement as if set out in this Variation Agreement but with all necessary modifications.

2                              Conditions Precedent

The provisions of Clauses 3 and 4 below shall take effect on and from the date (the “Effective Date”) on which the Lender receives (in form and substance satisfactory to the Lender) a copy of a resolution of the board of directors of the Borrower certified as a true copy by an officer of the Borrower approving the terms of this Variation Agreement and authorising any Director or the Secretary to sign this Variation Agreement on behalf of the Borrower.

3                              Amendment and Increase

On and from the Effective Date the Facility Agreement shall be amended by the increase of the principal amount of the Facility from €27,500,000 to €34,000,000.

4                              Costs and Expenses

The Borrower shall (whether or not the Effective Date occurs) on demand pay to the Lender the amount of all reasonable and proper costs and expenses (including, without limitation, the fees and expenses of the Lender’s legal advisers) incurred by the Lender in connection with the preparation, negotiation and execution of this Variation Agreement and any other document referred to in this Variation Agreement or in connection with the variations to the Facility to be made hereby, together with value added tax or any similar tax thereon.

5                              Miscellaneous

The provisions of Clauses 15 (Assignment), 16 (Severability and Partial Invalidity), 17 (No Waivers; Remedies Cumulative) and 20 (Notices) of the Facility Agreement shall apply to this Variation Agreement as if set out in this Variation Agreement, but as if references in those clauses to the Facility Agreement were references to this Variation Agreement.

6                              Continuing References

6.1                           Except insofar as amended or supplemented hereby, the Facility Agreement will remain in full force and effect.

6.2                           References in the Facility Agreement to “this Agreement”, “hereof”, “hereunder” and expressions of similar import shall, from the Effective Date, be deemed to be references to the Facility Agreement as amended by this Variation Agreement.

7                              Security

The Borrower acknowledges that the Debenture will after the Effective Date continue to secure all of its present and future obligations and liabilities, whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever, to the Lender under the Facility Agreement as amended by this Variation Agreement.

8                              Governing Law and Jurisdiction

8.1                           This Variation Agreement shall be governed by and construed in accordance with English law.

8.2                           The parties hereto irrevocably agree for the benefit of the Lender that the courts of England shall have jurisdiction to hear and determine any suit, action or proceedings and to settle any disputes which may arise out of or in connection with this Variation Agreement and for such purpose irrevocably submit to the jurisdiction of such courts.

8.3                           The submission to the jurisdiction of the courts of England shall not (and shall not be construed so as to) limit the right of the Lender to take proceedings against the Borrower in any other court of competent

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jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

This Variation Agreement has been entered into on the date stated at the beginning of this Variation Agreement.

SIGNED by	)
for and on behalf of BARFAIR	)
LIMITED	)

Director

SIGNED by	)
for and on behalf of	)
VIRGIN EXPRESS HOLDINGS PLC	)

Director

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